Exhibit 99.1

GMS Reports Fourth Quarter and Fiscal Year 2025 Results

Resilient Pricing Despite Challenging and Uncertain End Market Conditions;

Additional Structural Cost Reductions Realized

Tucker, Georgia, June 18, 2025. GMS Inc. (NYSE: GMS), a leading North American specialty building products distributor, today reported financial results for the fourth quarter and fiscal year 2025 ended April 30, 2025.

Fourth Quarter Fiscal 2025 Highlights

(Comparisons are to the fourth quarter of fiscal 2024 unless otherwise noted)

•	Net sales of $1,333.8 million decreased 5.6%; organic net sales decreased 9.7%. On a per day basis, net sales were down 4.1% and organic net sales decreased 8.3%.

•	Net income of $26.1 million decreased 53.7% from $56.4 million. Net income per diluted share of $0.67, compared to $1.39. Net income margin was 2.0% compared to 4.0%; Adjusted net income of $50.2 million, or $1.29 per diluted share, compared to $81.6 million, or $2.01 per diluted share.

•	Adjusted EBITDA of $109.8 million compared to $146.6 million; Adjusted EBITDA margin was 8.2% compared to 10.4%.

•	Cash provided by operating activities of $196.8 million, compared to $204.2 million. Free cash flow of $183.4 million, compared with $186.7 million.

•	Repurchased 348,599 shares of common stock for $26.4 million at an average cost per share of $75.60, compared to 174,555 shares of common stock for $16.0 million at an average cost per share of $91.86.

•	Net debt leverage was 2.4 times Pro Forma Adjusted EBITDA as of the end of the fourth quarter of fiscal 2025, consistent with the end of the third quarter of fiscal 2025 and up from 1.7 times Pro Forma Adjusted EBITDA a year ago.

•	Leveraging investments in technology and efficiency optimization, the Company implemented an additional estimated $25 million in annualized cost reductions.

Full Year Fiscal 2025 Highlights

(Comparisons are to the full year of fiscal 2024, unless otherwise noted)

•	Net sales of $5,513.7 million increased 0.2%; organic net sales decreased 5.8%. On a per day basis, net sales were up 0.6% and organic net sales were down 5.4%.

•	Net income of $115.5 million, decreased 58.2% compared to net income of $276.1 million, inclusive of a $42.5 million non-cash goodwill impairment charge recorded during the Company’s third quarter of fiscal 2025. Net income per diluted share of $2.92 decreased from $6.75. Net income margin was 2.1% compared to 5.0%; Adjusted net income of $244.0 million decreased 30.7% compared to $352.0 million. Adjusted net income per diluted share of $6.18 compared to $8.61.

•	Adjusted EBITDA of $500.9 million decreased $114.5 million, or 18.6%; Adjusted EBITDA margin decreased 210 basis points to 9.1% from 11.2%.

•	Cash provided by operating activities of $383.6 million, compared to $433.2 million. Free cash flow of $336.1 million, compared to $376.0 million.

•	Repurchased 1.9 million shares of common stock for $164.1 million at an average cost per share of $85.27, compared to 1.7 million shares of common stock for $115.6 million at an average cost per share of $67.93.

•	Demonstrating the continued execution of our strategic priorities, including platform expansion and Complementary Products growth, the Company completed three strategic acquisitions and opened four greenfield yard locations.

•	Leveraging investments in technology and efficiency optimization, the Company implemented a total estimated $55 million in annualized cost reductions.

“We reported solid results for our fourth quarter and full year fiscal 2025 despite deterioration in end market conditions as we moved through the year,” said John C. Turner, Jr, President and Chief Executive Officer of GMS. “The ongoing challenging interest rate environment and general market uncertainty continues to be a headwind for the business, contributing to reduced levels of activity in each of our major end markets. Despite these pressures, we reported $1.33 billion in net sales for the fourth quarter and achieved volume growth for the quarter in Ceilings and Complementary Products, with resilient or expanded pricing in all major product categories except for Steel Framing. Additionally, we generated significant levels of cash flow both for our full year and for the fourth quarter, highlighted by a post-Covid record level of free cash flow conversion of Adjusted EBITDA recorded for the quarter. Our balance sheet remains strong with no near-term maturities, and we are balancing capital allocations among an active pipeline of strategic acquisitions, greenfield expansions, debt reduction and opportunistic share repurchases.”

Turner continued, “As we begin fiscal 2026, we are cautiously optimistic that we are nearing the bottom of this cycle and believe pent-up demand will materialize as the macro-environment improves. Once this market demand returns, we will be well positioned to capture the opportunity as a leaner and more efficient organization.”

Fourth Quarter Fiscal 2025 Results

(Comparisons are to the fourth quarter of fiscal 2024 unless otherwise noted)

Net sales for the fourth quarter of fiscal 2025 of $1.33 billion decreased 5.6%, or 4.1% on a same day basis, primarily due to softer end market conditions, partially offset by resilient pricing in Wallboard, Ceilings and Complementary Products. Steel price deflation reduced net sales by an estimated $22 million for the quarter. Organic net sales decreased 9.7% in total or 8.3% on a same day basis.

Fourth quarter year-over-year sales by product category were as follows1:

•	Wallboard sales of $526.6 million decreased 10.1% (down 12.5% on an organic basis).

•	Ceilings sales of $201.0 million increased 6.4% (up 2.9% on an organic basis).

•	Steel framing sales of $189.2 million decreased 14.2% (down 17.9% on an organic basis).

•	Complementary product sales of $416.9 million decreased 0.2% (down 7.3% on an organic basis).

Gross profit of $416.2 million decreased $35.0 million, or 7.7%. Gross margin decreased 70 basis points to 31.2%. Gross margins contracted year-over-year across most major product lines driven principally by lower vendor incentive income given reduced sales volumes. Absent the lower incentive income, we experienced generally resilient pricing and margins sequentially in most of our major product categories, consistent with previously-communicated expectations, despite the current market pressures. Developing tariff activity notwithstanding, Steel Framing pricing, for the quarter continued to be a headwind, declining both sequentially and year-over-year.

Selling, general and administrative (“SG&A”) expenses were $315.1 million for the quarter, down from $315.5 million, despite a $14 million year-over-year increase in SG&A expenses related to recent acquisitions. Overall operating costs were lower year-over-year, reflective of the realized savings from the previously disclosed cost reduction actions and reduced activity levels in response to shifting demand.

SG&A expense as a percentage of net sales increased 130 basis points to 23.6% for the quarter compared to 22.3%. This was a sequential improvement from the prior quarter level of 24.7%. General operating cost inflation, including higher rent expense, drove 110 basis points of deleverage, the majority of which was offset by the previously announced cost reduction actions. Accident claim activity contributed 30 basis points of deleverage, and net product price deflation, led by Steel, was also unfavorable to SG&A leverage by 30 basis points. The remainder of the year-over-year difference was related to reduced absorption on lower sales, partially offset by the benefit of acquisitions. Adjusted SG&A expense as a percentage of net sales of 23.1% increased 130 basis points from 21.8%.

All in, net income decreased 53.7% to $26.1 million compared to net income of $56.4 million. Net income per diluted share of $0.67 decreased from $1.39 per diluted share. Adjusted net income was $50.2 million, or $1.29 per diluted share, compared to $81.6 million, or $2.01 per diluted share.

Adjusted EBITDA decreased to $109.8 million compared to $146.6 million. Adjusted EBITDA margin of 8.2% decreased 220 basis points compared to 10.4%.

1 For more details on sales by product category, including per day organic sales change due to volume and/or price, mix and foreign exchange, please refer to the tables included at the back of this press release.

Balance Sheet, Liquidity and Cash Flow

As of April 30, 2025, the Company had cash on hand of $55.6 million, total debt of $1.3 billion and $631.3 million of available liquidity under its revolving credit facility. Net debt leverage was 2.4 times Pro Forma Adjusted EBITDA as of the end of the quarter, up from 1.7 times Pro Forma Adjusted EBITDA at the end of the fourth quarter of fiscal 2024.

The Company generated cash from operating activities and free cash flow of $196.8 million and $183.4 million, respectively, for the quarter ended April 30, 2025. For the quarter ended April 30, 2024, the Company generated cash from operating activities and free cash flow of $204.2 million and $186.7 million, respectively.

During the quarter, the Company repurchased 348,599 shares of common stock for $26.4 million. As of April 30, 2025, the Company had $192.0 million of share repurchase authorization remaining.

Platform Expansion Activities (Including Subsequent Events)

On June 2, 2025, GMS added to its Complementary Products offerings with the acquisition of the Lutz Company. Founded in 1986 and operating out of a single location in Brooklyn Park, MN, Lutz Company is a highly-respected distributor of Exterior Insulation Finish Systems (“EIFS”), insulation board, tools and other complementary products in the greater Minneapolis, MN area.

In addition, GMS also recently established two new greenfield locations, expanding its presence to provide enhanced service and product offerings in the following markets:

•	In Owens Sound, Ontario, Canada, GMS added a new location in March 2025, enhancing the service and geographic reach of its operating company, Watson Building Supplies.
•	In Nashville, Tennessee, GMS opened an additional location in June 2025 to enhance the capacity of its existing Valley Interiors yard, thereby providing opportunities to expand share in the Nashville market.

Conference Call and Webcast

GMS will host a conference call and webcast to discuss its results for the fourth quarter and full year fiscal 2025, which ended on April 30, 2025, and other information related to its business at 8:30 a.m. Eastern Time on Wednesday, June 18, 2025. Investors who wish to participate in the call should dial 877-407-3982 (domestic) or 201-493-6780 (international) at least 5 minutes prior to the start of the call. The live webcast will be available on the Investors section of the Company’s website at www.gms.com. There will be a slide presentation of the results available on that page of the website as well. Replays of the call will be available through July 18, 2025 and can be accessed at 844-512-2921 (domestic) or 412-317-6671 (international) and entering the pass code 13752631.

About GMS Inc.

Founded in 1971, GMS operates a network of more than 320 distribution centers with extensive product offerings of wallboard, ceilings, steel framing and complementary construction products. In addition, GMS operates nearly 100 tool sales, rental and service centers, providing a comprehensive selection of building products and solutions for its residential and commercial contractor customer base across the United States and Canada. The Company’s operating model combines the benefits of a national platform and strategy with a local go-to-market focus, enabling GMS to generate significant economies of scale while maintaining high levels of customer service.

Use of Non-GAAP Financial Measures

GMS reports its financial results in accordance with GAAP. However, it presents Adjusted net income, free cash flow, Adjusted SG&A, Adjusted EBITDA, and Adjusted EBITDA margin, which are not recognized financial measures under GAAP. GMS believes that Adjusted net income, free cash flow, Adjusted SG&A, Adjusted EBITDA, and Adjusted EBITDA margin assist investors and analysts in comparing its operating performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s management believes Adjusted net income, Adjusted SG&A, free cash flow, Adjusted EBITDA and Adjusted EBITDA margin are helpful in highlighting trends in its operating results, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which the Company operates and capital investments. In addition, the Company utilizes Adjusted EBITDA in certain calculations in its debt agreements.

You are encouraged to evaluate each adjustment and the reasons GMS considers it appropriate for supplemental analysis. In addition, in evaluating Adjusted net income, Adjusted SG&A and Adjusted EBITDA, you should be aware that in the future, the Company may incur expenses similar to the adjustments in the presentation of Adjusted net income, Adjusted SG&A and Adjusted EBITDA. The Company’s presentation of Adjusted net income, Adjusted SG&A, Adjusted SG&A margin, Adjusted EBITDA, and Adjusted EBITDA margin should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. In addition, Adjusted net income, free cash flow, Adjusted SG&A and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in GMS’s industry or across different industries. Please see the tables at the end of this release for a reconciliation of Adjusted EBITDA, free cash flow, Adjusted SG&A and Adjusted net income to the most directly comparable GAAP financial measures.

When calculating organic net sales growth, the Company excludes from the calculation (i) net sales of acquired businesses until the first anniversary of the acquisition date, and (ii) the impact of foreign currency translation.

Forward-Looking Statements and Information

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “confident,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” or “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the markets in which GMS operates, including in particular residential and commercial construction, and the economy generally, including interest rates, pricing including, by not limited to, the ability to implement and maintain manufacturers’ price increases, commodities pricing, the demand for the Company’s products, the Company’s strategic priorities and the results thereof, service levels and the ability to drive value and results contained in this press release may be considered forward-looking statements. In addition, forward looking statements may include statements regarding the Company’s expectations concerning management’s plans for execution of a stock repurchase program, including the maximum amount, manner and duration of the purchase of the Company’s common stock under its authorized stock repurchase program. The Company has based forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control, including economic issues, geopolitical issues, and future public health issues, that may affect the Company’s business. Forward-looking statements involve risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section in the Company’s most recent Annual Report on Form 10-K, and in its other periodic reports filed with the SEC. In addition, the statements in this release are made as of June 18, 2025. The Company undertakes no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectation or otherwise. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to June 18, 2025.

Contact Information:

Investors:

Carey Phelps

ir@gms.com

770-723-3369

GMS Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2025	2024	2025	2024
Net sales	$1,333,796	$1,413,029	$5,513,738	$5,501,907
Cost of sales (exclusive of depreciation and amortization shown separately below)	917,552	961,831	3,791,714	3,726,806
Gross profit	416,244	451,198	1,722,024	1,775,101
Operating expenses (income):
Selling, general and administrative	315,061	315,518	1,265,253	1,198,899
Depreciation and amortization	41,608	35,603	164,148	133,362
Impairment of goodwill	—	—	42,454	—
Gain on sale of business	—	—	(7,393)	—
Total operating expenses	356,669	351,121	1,464,462	1,332,261
Operating income	59,575	100,077	257,562	442,840
Other (expense) income:
Interest expense	(20,101)	(19,021)	(89,080)	(75,461)
Write-off of debt discount and deferred financing fees	—	(674)	—	(2,075)
Other income, net	1,433	2,685	5,813	8,862
Total other expense, net	(18,668)	(17,010)	(83,267)	(68,674)
Income before taxes	40,907	83,067	174,295	374,166
Provision for income taxes	14,813	26,680	58,826	98,087
Net income	$26,094	$56,387	$115,469	$276,079
Weighted average common shares outstanding:
Basic	38,317	39,830	38,928	40,229
Diluted	38,813	40,539	39,503	40,906
Net income per common share:
Basic	$0.68	$1.42	$2.97	$6.86
Diluted	$0.67	$1.39	$2.92	$6.75

GMS Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except per share data)

	April 30, 2025	April 30, 2024
Assets
Current assets:
Cash and cash equivalents	$55,599	$166,148
Trade accounts and notes receivable, net of allowances of $12,947 and $16,930, respectively	835,888	849,993
Inventories, net	586,191	580,830
Prepaid expenses and other current assets	42,438	42,352
Total current assets	1,520,116	1,639,323
Property and equipment, net of accumulated depreciation of $369,343 and $309,850, respectively	524,008	472,257
Operating lease right-of-use assets	325,977	251,207
Goodwill	881,334	853,767
Intangible assets, net	536,716	502,688
Deferred income taxes	24,568	21,890
Other assets	18,548	18,708
Total assets	$3,831,267	$3,759,840
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$431,494	$420,237
Accrued compensation and employee benefits	126,442	125,610
Other accrued expenses and current liabilities	127,396	111,204
Current portion of long-term debt	57,901	50,849
Current portion of operating lease liabilities	54,325	49,150
Total current liabilities	797,558	757,050
Non-current liabilities:
Long-term debt, less current portion	1,206,445	1,229,726
Long-term operating lease liabilities	279,373	204,865
Deferred income taxes, net	76,483	62,698
Other liabilities	51,228	44,980
Total liabilities	2,411,087	2,299,319
Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.01 per share, 500,000 shares authorized; 38,164 and 39,754 shares issued and outstanding as of April 30, 2025 and 2024, respectively	381	397
Preferred stock, par value $0.01 per share, 50,000 shares authorized; 0 shares issued and outstanding as of April 30, 2025 and 2024	—	—
Additional paid-in capital	189,216	334,596
Retained earnings	1,272,516	1,157,047
Accumulated other comprehensive loss	(41,933)	(31,519)
Total stockholders' equity	1,420,180	1,460,521
Total liabilities and stockholders' equity	$3,831,267	$3,759,840

GMS Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Year Ended April 30,
	2025	2024
Cash flows from operating activities:
Net income	$115,469	$276,079
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	164,148	133,362
Impairment of goodwill	42,454	—
Write-off and amortization of debt discount and debt issuance costs	1,774	4,704
Equity-based compensation	19,202	22,436
Gain on sale of business and disposal of assets, net	(5,476)	(729)
Deferred income taxes	(8,628)	3,685
Other items, net	10,473	8,766
Changes in assets and liabilities net of effects of acquisitions:
Trade accounts and notes receivable	54,846	(26,573)
Inventories	2,763	17,067
Prepaid expenses and other assets	(549)	(18,652)
Accounts payable	(8,687)	22,147
Accrued compensation and employee benefits	828	5,795
Other accrued expenses and liabilities	(5,043)	(14,838)
Cash provided by operating activities	383,574	433,249
Cash flows from investing activities:
Purchases of property and equipment	(47,490)	(57,247)
Proceeds from sale of business and sale of assets	17,293	2,668
Acquisition of businesses, net of cash acquired	(204,092)	(376,192)
Other investing activities	(5,200)	—
Cash used in investing activities	(239,489)	(430,771)
Cash flows from financing activities:
Repayments on revolving credit facility	(1,657,599)	(605,409)
Borrowings from revolving credit facility	1,615,132	765,373
Payments of principal on long-term debt	(4,988)	(2,500)
Payments of principal on finance lease obligations	(46,720)	(41,786)
Borrowings from term loan amendments	—	390,574
Repayments of term loan amendments	—	(390,076)
Repurchases of common stock(a)	(165,502)	(116,439)
Debt issuance costs	—	(7,070)
Proceeds from exercises of stock options	3,499	6,336
Payments for taxes related to net share settlement of equity awards	(5,006)	(4,026)
Proceeds from issuance of stock pursuant to employee stock purchase plan	5,967	4,586
Cash used in financing activities	(255,217)	(437)
Effect of exchange rates on cash and cash equivalents	583	(638)
(Decrease) increase in cash and cash equivalents	(110,549)	1,403
Cash and cash equivalents, beginning of year	166,148	164,745
Cash and cash equivalents, end of year	$55,599	$166,148
Supplemental cash flow disclosures:
Cash paid for income taxes	$63,168	$120,352
Cash paid for interest	87,996	70,798

(a) Includes repurchases pursuant to our repurchase programs plus excise taxes.

GMS Inc.

Net Sales by Product Group (Unaudited)

(dollars in thousands)

	Three Months Ended				Year Ended
	April 30, 2025	% of Total	April 30, 2024	% of Total	April 30, 2025	% of Total	April 30, 2024	% of Total
Wallboard	$526,612	39.5%	$586,052	41.5%	$2,198,363	39.9%	$2,263,337	41.1%
Ceilings	201,037	15.1%	188,873	13.4%	793,312	14.4%	695,151	12.6%
Steel framing	189,227	14.2%	220,499	15.6%	796,155	14.4%	892,730	16.2%
Complementary products	416,920	31.2%	417,605	29.5%	1,725,908	31.3%	1,650,689	29.9%
Total net sales	$1,333,796		$1,413,029		$5,513,738		$5,501,907

GMS Inc.

Net Sales and Organic Sales by Product Group (Unaudited)

(dollars in millions)

	Net Sales			Organic Sales
	Three Months Ended April 30,			Three Months Ended April 30,
	2025	2024	Change	2025	2024	Change
Wallboard	$526.6	$586.0	(10.1)%	$512.8	$586.0	(12.5)%
Ceilings	201.0	188.9	6.4%	194.3	188.9	2.9%
Steel framing	189.2	220.5	(14.2)%	181.1	220.5	(17.9)%
Complementary products	416.9	417.6	(0.2)%	387.2	417.6	(7.3)%
Total net sales	$1,333.7	$1,413.0	(5.6)%	$1,275.4	$1,413.0	(9.7)%

	Net Sales			Organic Sales
	Year Ended April 30,			Year Ended April 30,
	2025	2024	Change	2025	2024	Change
Wallboard	$2,198.3	$2,263.3	(2.9)%	$2,141.0	$2,263.3	(5.4)%
Ceilings	793.3	695.2	14.1%	721.7	695.2	3.8%
Steel framing	796.2	892.7	(10.8)%	755.5	892.7	(15.4)%
Complementary products	1,725.9	1,650.7	4.6%	1,564.2	1,650.7	(5.2)%
Total net sales	$5,513.7	$5,501.9	0.2%	$5,182.4	$5,501.9	(5.8)%

GMS Inc.

Per Day Net Sales and Per Day Organic Sales by Product Group (Unaudited)

(dollars in millions)

	Per Day Net Sales			Per Day Organic Sales
	Three Months Ended April 30,			Three Months Ended April 30,
	2025	2024	Change	2025	2024	Change
Wallboard	$8.4	$9.2	(8.7)%	$8.1	$9.2	(11.1)%
Ceilings	3.2	3.0	8.1%	3.1	3.0	4.5%
Steel framing	3.0	3.4	(12.8)%	2.9	3.4	(16.6)%
Complementary products	6.6	6.5	1.4%	6.1	6.5	(5.8)%
Total net sales	$21.2	$22.1	(4.1)%	$20.2	$22.1	(8.3)%

	Per Day Net Sales			Per Day Organic Sales
	Year Ended April 30,			Year Ended April 30,
	2025	2024	Change	2025	2024	Change
Wallboard	$8.7	$8.9	(2.5)%	$8.4	$8.9	(5.0)%
Ceilings	3.1	2.7	14.6%	2.8	2.7	4.2%
Steel framing	3.1	3.5	(10.5)%	3.0	3.5	(15.0)%
Complementary products	6.8	6.5	5.0%	6.2	6.5	(4.9)%
Total net sales	$21.7	$21.6	0.6%	$20.4	$21.6	(5.4)%

	Per Day Organic Growth(a)		Per Day Organic Growth(a)
	Three Months Ended April 30, 2025		Year Ended April 30, 2025
	Volume	Price/Mix/Fx	Volume	Price/Mix/Fx
Wallboard	(12.1)%	1.0%	(6.2)%	1.2%
Ceilings	(1.5)%	6.0%	(2.2)%	6.4%
Steel framing	(10.1)%	(6.5)%	(8.3)%	(6.7)%

(a) Given the wide breadth of offerings and units of measure in Complementary Products, segregated price vs volume reporting is not available at a consolidated level.

GMS Inc.

Reconciliation of Net Income to Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2025	2024	2025	2024
Net income	$26,094	$56,387	$115,469	$276,079
Interest expense	20,101	19,021	89,080	75,461
Write-off of debt discount and deferred financing fees	—	674	—	2,075
Interest income	(167)	(610)	(919)	(1,754)
Provision for income taxes	14,813	26,680	58,826	98,087
Depreciation expense	21,979	18,640	83,007	69,206
Amortization expense	19,629	16,963	81,141	64,156
EBITDA	$102,449	$137,755	$426,604	$583,310
Impairment of goodwill	—	—	42,454	—
Stock appreciation expense(a)	965	1,983	2,296	5,391
Redeemable noncontrolling interests(b)	111	302	1,260	1,427
Equity-based compensation(c)	3,621	3,644	15,646	15,618
Severance and other permitted costs(d)	2,153	307	11,851	2,628
Transaction costs (acquisitions and other)(e)	658	1,483	3,920	4,856
Gain on disposal of assets(f)	(650)	(66)	(5,476)	(729)
Effects of fair value adjustments to inventory(g)	1	1,183	485	1,633
Change in fair value of contingent consideration(h)	468	—	1,882	—
Debt transaction costs(i)	—	(13)	—	1,320
EBITDA adjustments	7,327	8,823	74,318	32,144
Adjusted EBITDA	$109,776	$146,578	$500,922	$615,454

Net sales	$1,333,796	$1,413,029	$5,513,738	$5,501,907
Adjusted EBITDA Margin	8.2%	10.4%	9.1%	11.2%

(a)	Represents changes in the fair value of stock appreciation rights.
(b)	Represents changes in the fair values of noncontrolling interests and deferred compensation agreements.
(c)	Represents non-cash equity-based compensation expense related to the issuance of share-based awards.
(d)	Represents severance expenses and other costs permitted in the calculation of Adjusted EBITDA under the ABL Facility and the Term Loan Facility.
(e)	Represents costs related to acquisitions paid to third parties.
(f)	Includes gains from the sale of assets and the sale of the Company’s Michigan-based installed insulation contracting business, net of losses and impairments.
(g)	Represents the non-cash cost of sales impact of acquisition accounting adjustments to increase inventory to its estimated fair value.
(h)	Represents the change in fair value of contingent consideration arrangements.
(i)	Represents costs paid to third-party advisors related to debt refinancing activities.

GMS Inc.

Reconciliation of Cash Provided By Operating Activities to Free Cash Flow (Unaudited)

(in thousands)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2025	2024	2025	2024
Cash provided by operating activities	$196,768	$204,223	$383,574	$433,249
Purchases of property and equipment	(13,397)	(17,519)	(47,490)	(57,247)
Free cash flow (a)	$183,371	$186,704	$336,084	$376,002

(a) Free cash flow is a non-GAAP financial measure that we define as net cash provided by (used in) operations less capital expenditures.

GMS Inc.

Reconciliation of Selling, General and Administrative Expense to Adjusted SG&A (Unaudited)

(in thousands)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2025	2024	2025	2024
Selling, general and administrative expense	$315,061	$315,518	$1,265,253	$1,198,899

Adjustments
Stock appreciation expense(a)	(965)	(1,983)	(2,296)	(5,391)
Redeemable noncontrolling interests(b)	(111)	(302)	(1,260)	(1,427)
Equity-based compensation(c)	(3,621)	(3,644)	(15,646)	(15,618)
Severance and other permitted costs(d)	(2,153)	(307)	(11,851)	(2,628)
Transaction costs (acquisitions and other)(e)	(658)	(1,483)	(3,920)	(4,856)
Gain (loss) on disposal of assets(f)	650	66	(1,917)	729
Debt transaction costs(g)	—	13	—	(1,320)
Adjusted SG&A	$308,203	$307,878	$1,228,363	$1,168,388

Net sales	$1,333,796	$1,413,029	$5,513,738	$5,501,907
Adjusted SG&A margin	23.1%	21.8%	22.3%	21.2%

(a)	Represents changes in the fair value of stock appreciation rights.
(b)	Represents changes in the fair values of noncontrolling interests and deferred compensation agreements.
(c)	Represents non-cash equity-based compensation expense related to the issuance of share-based awards.
(d)	Represents severance expenses and other costs permitted in the calculation of Adjusted EBITDA under the ABL Facility and the Term Loan Facility.
(e)	Represents costs related to acquisitions paid to third parties.
(f)	Includes gains from the sale of assets and the sale of the Company’s Michigan-based installed insulation contracting business, net of losses and impairments.
(g)	Represents costs paid to third-party advisors related to debt refinancing activities.

GMS Inc.

Reconciliation of Income Before Taxes to Adjusted Net Income (Unaudited)

(in thousands, except per share data)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2025	2024	2025	2024
Income before taxes	$40,907	$83,067	$174,295	$374,166
EBITDA adjustments	7,327	8,823	74,318	32,144
Write-off of discount and deferred financing fees	—	674	—	2,075
Amortization expense (1)	19,629	16,963	81,141	64,156
Adjusted pre-tax income	67,863	109,527	329,754	472,541
Adjusted income tax expense	17,644	27,929	85,736	120,498
Adjusted net income	$50,219	$81,598	$244,018	$352,043
Effective tax rate (2)	26.0%	25.5%	26.0%	25.5%

Weighted average shares outstanding:
Basic	38,317	39,830	38,928	40,229
Diluted	38,813	40,539	39,503	40,906
Adjusted net income per share:
Basic	$1.31	$2.05	$6.27	$8.75
Diluted	$1.29	$2.01	$6.18	$8.61

(1)	Represents all non-cash amortization resulting from business combinations. To make the financial presentation more consistent with other public building products companies, beginning in the first quarter 2025 we include an adjustment for all non-cash amortization expense related to acquisitions, as opposed to non-cash amortization and depreciation for select acquisitions.

(2)	Normalized cash tax rate excluding the impact of acquisition accounting and certain other deferred tax amounts.

GMS Inc.

Reconciliation of Net Income to Pro Forma Adjusted EBITDA (Unaudited)

(in thousands)

	Last Twelve Months Ended
	April 30,
	2025		2024
Net income	$115,469		$276,079
Interest expense	89,080		75,461
Write-off of debt discount and deferred financing fees	—		2,075
Interest income	(919)		(1,754)
Provision for income taxes	58,826		98,087
Depreciation expense	83,007		69,206
Amortization expense	81,141		64,156
EBITDA	$426,604		$583,310
Impairment of goodwill	42,454		—
Stock appreciation expense(a)	2,296		5,391
Redeemable noncontrolling interests and deferred compensation(b)	1,260		1,427
Equity-based compensation(c)	15,646		15,618
Severance and other permitted costs(d)	11,851		2,628
Transaction costs (acquisitions and other)(e)	3,920		4,856
Gain on disposal of assets(f)	(5,476)		(729)
Effects of fair value adjustments to inventory(g)	485		1,633
Change in fair value of contingent consideration(h)	1,882		—
Debt transaction costs(i)	—		1,320
EBITDA adjustments	74,318		32,144
Adjusted EBITDA	500,922		615,454
Contributions from acquisitions(j)	6,983		24,213
Pro Forma Adjusted EBITDA	$507,905		$639,667

Cash and cash equivalents	$55,599		$166,148
Total debt	1,264,346		1,280,575
Net debt	$1,208,747		$1,114,427
Net debt / Pro Forma Adjusted EBITDA	2.4	x	1.7	x

(a)	Represents changes in the fair value of stock appreciation rights.
(b)	Represents changes in the fair values of noncontrolling interests and deferred compensation agreements.
(c)	Represents non-cash equity-based compensation expense related to the issuance of share-based awards.
(d)	Represents severance expenses and certain other cost adjustments as permitted under the ABL Facility and the Term Loan Facility.
(e)	Represents costs related to acquisitions paid to third parties.
(f)	Includes gains from the sale of assets and the sale of the Company’s Michigan-based installed insulation contracting business, net of losses and impairments.
(g)	Represents the non-cash cost of sales impact of acquisition accounting adjustments to increase inventory to its estimated fair value.
(h)	Represents the change in fair value of contingent consideration arrangements.
(i)	Represents costs paid to third-party advisors related to debt refinancing activities.
(j)	Represents the pro forma impact of earnings from acquisitions from the beginning of the last twelve month period to the date of acquisition, including synergies.